CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated October 19, 2021, relating to the financial statement of Kelly Residential & Apartment Real Estate ETF, a series of Kelly Strategic ETF Trust, as of October 7, 2021, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
November 11, 2021